Exhibit 3(a)

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SUPERIOR ESSEX INC.

under

The Delaware General Corporation Law

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SUPERIOR ESSEX INC.

Superior Essex Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

1.                                       That the name of this corporation is Superior Essex Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on September 19, 2003  under the name Superior Essex Inc.

2.                                       That the Board of Directors duly adopted resolutions approving the amendment and restatement of the Certificate of Incorporation of the Corporation.

3.                                       That said amendment was duly adopted in accordance with the provisions of Sections 241  and 245 of the General Corporation Law of the State of Delaware.

4.                                       The Certificate of Incorporation of the Corporation shall be amended and restated in its entirety as follows:

FIRST.  The name of the Corporation is SUPERIOR ESSEX INC.

SECOND.  The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware, 19808, New Castle County.  The name of its registered agent at such address is Corporation Service Company.

THIRD.  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH.  Authorized Shares.

1.                                       The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 40,000,000, of which 7,000,000 shares, par value $0.01 per share, shall be designated Preferred Stock and 33,000,000, par value $0.01 per share, shall be designated Common Stock. The number of authorized shares of any of the Preferred Stock or the Common Stock may, from time to time, be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of the first sentence of Section 242(b)(2) of the Delaware General Corporation Law (or any successor provisions thereto).

2.                                       Authority is hereby expressly granted to the Board of Directors from time to time by vote of a majority of directors then in office to issue the Preferred Stock as Preferred Stock of any series and, in connection with the creation of each such series, to fix by resolution or resolutions providing for the issue of shares thereof, the number of shares of such series, and the designations, powers, preferences and rights, and the qualifications, limitations and restrictions, of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

3. (a)                      Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided however, that except as otherwise provided in Section 1 of this Article Fourth or as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificates of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if such holders of Common Stock are not adversely affected by such amendment and the holders of the affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon.

(b)                                 Except as otherwise required by law, holders of a series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate of Incorporation (including any certificate of designation relating to such series).

(c)                                  Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any other class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors.

(d)                                 Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, and subject to the rights, if any, of the holders of Preferred Stock/or any other class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, holders of Common Stock, as such, will be entitled to receive all assets of the Corporation available for distribution to its stockholders in proportion to the number of shares held by them.

4.                                       Notwithstanding anything to the contrary herein (including any certificates of designation relating to any series of Preferred Stock), the Corporation is prohibited from issuing non-voting equity securities.

FIFTH.   [Intentionally Omitted].

SIXTH.  Election of directors need not be by written ballot.

SEVENTH.  The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors.

1.                                       (a)  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than one (1) nor more than seven (7) directors. The directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Initially Class I shall consist of two (2) directors, one of whom shall be the Chief Executive Officer of the Corporation, Class II shall consist of two (2) directors and Class III shall consist of three (3) directors. Class I directors shall be initially elected for a term expiring at the next succeeding annual meeting of stockholders, Class II directors shall be initially elected for a term expiring at the second succeeding annual meeting of stockholders and Class III directors shall be initially elected for a term expiring at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors remove, or shorten the term of, any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, to such incumbent director’s earlier death, resignation, disqualification or removal from office. Any newly created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such directorship at a special meeting of stockholders, such directorship may be filled at such meeting only by the affirmative vote of the holders of a majority of the voting power of capital stock of the Corporation as a single class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Directors may be removed only for cause by the affirmative vote of the holders of a majority in voting power of the Common Stock entitled to vote generally in the election of directors, voting as a single class.

Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article Seventh unless expressly provided by such terms.

2.                                       The Board of Directors is expressly authorized, by vote of a majority of directors then in office, to adopt, amend, or repeal By-Laws of the Corporation (the “By-Laws”) except, as and to the extent provided in the By-Laws, subject to the power of the stockholders to amend, alter, change, add to or repeal the By-Laws made by the Board of Directors.

3.                                       The Board of Directors shall elect a Chairman of the Board (who shall be a director), to preside at all meetings of the Board of Directors at which he or she is present and shall perform such duties and possess such powers as are designated by the Board of Directors.

4.                                       Any action required or permitted to be taken by the holders of the capital stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

5.                                       Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders may be called at any time only by the Chief Executive Officer, the President or pursuant to a resolution approved by a majority of the directors then in office. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of such meeting.

EIGHTH.  (a)  To the fullest extent permitted by the laws of the State of Delaware (as may be hereafter amended, but only to the extent such amendment provides for broader indemnification rights or as a matter of law cannot be disregarded for purposes of this Article EIGHTH), any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer or incorporator of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation, and to have his expenses advanced, to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  Notwithstanding the preceding sentence, the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof)

commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board of Directors of the Corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.  Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article EIGHTH.  Such right of indemnification shall continue as to a person who has ceased to be a director, officer or incorporator and shall inure to the benefit of the heirs and personal representatives of such a person.  The indemnification provided by this Article EIGHTH shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the By-Laws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law, or otherwise.

(b)  The Corporation may purchase and maintain insurance on behalf of any person described in subsection (a) of this Article EIGHTH against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article EIGHTH or otherwise.

(c)  The provisions of this Article EIGHTH shall be deemed to be a contract between the Corporation and each director or officer who serves in such capacity at any time while this Article Eighth and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts.  If any provision of this Article EIGHTH shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof.

(d)                                 The Corporation may to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation or similar to those conferred in this Article EIGHTH to directors and officers of the Corporation.

NINTH.  A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.  Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.  For purposes of the prior sentence, the term “damages” shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements).  Each person who serves as a director of the Corporation while this Article NINTH is in effect shall be deemed to be doing so in reliance on the provisions of this Article NINTH, and neither the amendment or repeal of this Article NINTH, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article NINTH, shall apply to or have any effect on the liability or alleged liability of any director or the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal or adoption of an inconsistent provision.  The provisions of this Article NINTH are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or eliminations arise under or are created by any law, rule, regulation, by-law, agreement, vote of shareholders or disinterested directors, or otherwise.

TENTH.  The Corporation expressly elects to be governed by Section 203 of the General Corporation Law of the State of Delaware.

ELEVENTH.  Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal any provision of this Amended and Restated Certificate of Incorporation.

IN WITNESS WHEREOF, I have made, signed, and sealed this Amended and Restated Certificate of Incorporation this 7th day of November, 2003.

/s/ David S. Aldridge
David S. Aldridge
Vice President